EXHIBIT 10(f)



                  UNSECURED COMMITTED REVOLVER PROMISSORY NOTE

$8,000,000.00                                                        May 1, 1997
Principal Sum                                              Boston, Massachusetts


         FOR VALUE RECEIVED, the undersigned APPLIED SCIENCE AND TECHNOLOGY, INC., a Delaware corporation (hereinafter called the "BORROWER") hereby promises to pay to the order of STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (hereinafter called the "BANK") at the office of the Bank located at 225 Franklin Street, Boston, Massachusetts 02110, or such other places as the holder hereof shall designate, EIGHT MILLION AND 00/100 ($8,000,000.00) DOLLARS, or, if less, the aggregate unpaid principal amount of all loans made by the Bank to the Borrower, together with interest commencing on June 1, 1997 on unpaid balances as follows: (i) on Prime Rate Loans pursuant to that certain Unsecured Committed Revolver Loan Agreement, dated as of the date hereof, between the Borrower and the Bank (the "REVOLVER AGREEMENT"), at the Prime Rate (as defined below) payable monthly in arrears on the first day of each calendar month; (ii) on Market Rate Loans (as defined in the Revolver Agreement) at the Market Rate (as defined below) plus one hundred and fifty basis points (1.50%) payable monthly in arrears on the first of each month until the sooner of Maturity (as defined in the Revolver Agreement). Notwithstanding the foregoing, all loans made by Bank for the Borrower hereunder shall be due and payable with all interest hereon (if any) on the Expiration (as defined in the Revolver Agreement). Interest based upon the Prime Rate shall fluctuate based upon the Bank's Prime Rate in effect from time to time. Each change in the Prime Rate of interest shall take effect simultaneously with the corresponding change in such Prime Rate. "PRIME RATE" shall mean the rate of interest announced by the Bank in Boston from time to time as its "Prime Rate". "MARKET RATE" shall mean the fixed rate of interest quoted by the Bank on the date a Market Rate Loan is made by the Bank (in its sole discretion), which rate shall be determined solely by the Bank based upon the Bank's cost of funds. After acceleration, or maturity, interest shall accrue and be payable at the Prime Rate plus Four (4%) Percent per annum. Any rate of interest set forth herein shall be calculated on the basis of actual days elapsed and a 360-day year.

         All loans hereunder and all payments on account of principal and interest hereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed on a grid on the last page of this Note. The entries on the records of the Bank (including any appearing on this Note) shall be prima facie evidence of amounts outstanding hereunder.

         Prime Rate Loans, as defined in the Revolver Agreement, may be prepaid without premium or penalty. In the event that less than the total outstanding balance is prepaid, payments shall first be applied to outstanding charges, if any, then to


                                      -1-


interest, with the balance to principal to be applied to the next principal installments(s) due or in the inverse order of maturity, at the option of the Borrower to be exercised in writing. If no written direction is given, then said payment shall be applied to principal in the inverse order of maturity. In the event any Market Rate Loan (as defined in the Revolver Agreement) is prepaid in part or in whole, such prepayment shall be made together with the applicable amounts computed as provided in the Revolver Agreement. In the event that less than the total outstanding balance is prepaid, payments shall first be applied to outstanding charges, if any, then to interest, with the balance to principal.

         If any one or more of the Events of Default, as defined in the Revolver Agreement, shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Revolver Agreement.

         Any deposits or other sums at any time credited by or due from the holder to any maker, endorser or guarantor hereof in the possession of the holder may at all times be held and treated as collateral security for the payment of this Note. The holder may apply or set off such deposits or other sums against said liabilities at any time in the case of the maker, but only with respect to matured liabilities in the case of any endorser or guarantor.

         No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasions.

         Every maker, endorser and guarantor of this Note, or of the obligation represented hereby, waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assents to any substitution, exchange or release of collateral, and/or to the addition or release of any other party or person primarily or secondarily liable.

         The undersigned will pay all reasonable expenses of every kind of the enforcement of this Note, or of any of the rights hereunder, and hereby agrees to pay to the holder on demand the amount of any and all such expenses incurred by it. After deducting all reasonable legal or other expenses and costs of collection of this Note and all costs of storage, custody, sale and delivery of collateral held hereunder, the residue of any proceeds of collection or sale shall be applied to the payment of principal or interest on this Note or on any or all the other liabilities aforesaid, due or to become due, in such order of preference as the holder shall determine, proper allowance for interest on liabilities not then being made, and any over surplus shall be returned to undersigned.



                                      -2-



         As herein used, the word "holder" shall mean the payee, or other endorsee of this Note, or bearer if it is at the time payable.

         This Note shall take effect as a sealed instrument and shall be governed by the laws of The Commonwealth of Massachusetts.

         THE BORROWER WAIVES ANY RIGHT TO TRIAL BY JURY THE BORROWER MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR EQUITY, IN CONNECTION WITH THIS NOTE. THE BORROWER AND THE BANK HEREBY KNOWINGLY AND VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE. THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THE BANK'S LENDING RELATIONSHIP WITH THE BORROWER BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS PARAGRAPH.

         IN WITNESS WHEREOF, this Note has been duly executed and delivered as an instrument under seal as of the day and year first written above.

                                    APPLIED SCIENCE AND TECHNOLOGY, INC.



____________________________        By:_______________________________
Witness                                  John M. Tarrh
                                    Its: Senior Vice President and
                                         Chief Financial Officer